Exhibit 99.1

January 5, 2009

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, President & CEO at 802-334-7915

Community Bancorp., the parent company of Community National Bank, has declared a dividend of seventeen cents per share payable February 1, 2009 to shareholders of record as of January 15, 2009.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.